Exhibit 5.1
EDWARDS ANGELL PALMER & DODGE LLP
One North Clematis Street, Suite 400
West Palm Beach, FL 33401

February 13, 2009

DOR BioPharma, Inc.
850 Bear Tavern Road, Suite 201
Ewing, NJ 08628

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as legal counsel to DOR BioPharma, Inc., a Delaware corporation (the “Company”), with respect to the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on February 13, 2009. The Registration Statement relates to the registration for resale of up to 41,158,276 shares (the “Securities”) of common stock of the Company, $0.001 par value per share (the “Common Stock”). The Securities consist of (i) 3,364,035 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”) and (ii) 37,794,241 shares of outstanding Common Stock (the “Common Shares”).

Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the relevant statutory provisions of the Delaware General Corporation Law and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that (i) the Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable; and (ii) the Common Shares have been duly authorized, validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Warrant Shares and the Common Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

EDWARDS ANGELL PALMER & DODGE LLP